SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 15, 2014

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Effective December 15, 2014, the Board of Trustees of Winthrop Realty Trust (“Winthrop”) unanimously adopted an amendment to Winthrop’s bylaws to add a fee-shifting provision thereto (the “Bylaw Provision”).  Pursuant to the Bylaw Provision, Winthrop has the right to the extent permitted by applicable to seek recovery from certain persons including current or prior shareholder or anyone on their behalf that initiates any action, suit or proceeding, whether civil, criminal, administrative or investigative or asserts any claim or counterclaim, who do not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, of all amounts expended by Winthrop in connection with such action, suit or proceeding, or claim or counterclaim.  The full text of the Bylaw Provision is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits 3.1 Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of December, 2014.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer